As filed with the Securities and Exchange Commission on February 19, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NCI BUILDING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5020 Weston Parkway Suite 400 Cary, North Carolina (888) 975-9436 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	76-0127701 (I.R.S. Employer Identification Number)

Todd R. Moore

Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary

10943 North Sam Houston Parkway West

Houston, Texas 77064

(281) 897-7788

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven J. Slutzky

Morgan J. Hayes

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $.01 per share	16,739,403 shares	$7.77	$130,065,161.31	$15,763.90

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low sales prices of the Registrant’s common stock on February 14, 2019 as reported on the New York Stock Exchange.

(2)	The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act. The total registration fee is $15,763.90.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2019

Prospectus

NCI BUILDING SYSTEMS, INC.

16,739,403 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to up to 16,739,403 shares of our common stock, par value $.01 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. If required by applicable law, each time the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including specific amounts, prices and terms of the securities offered. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our securities. If required, the prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The selling stockholders may elect to sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may elect to sell their shares of common stock in the section titled “Plan of Distribution” on page 10 of this prospectus. We and the selling stockholders named in this prospectus are parties to a registration rights agreement with respect to the shares of our common stock held by the selling stockholders. We will not receive any proceeds from any sale of shares of common stock by any selling stockholder. We will bear all expenses of any offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “NCS.” On February 14, 2019, the last reported sale price of our common stock was $7.77 per share.

You should consider carefully the risk factors on page 2 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Pursuant to this prospectus, the selling stockholders named on page 9 may, from time to time, on or after the date hereof, sell up to a total of 16,739,403 shares of common stock described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities the selling stockholders may offer. If required by applicable law, each time the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” on page 15 of this prospectus.

In this prospectus, the terms “NCI,” “we,” “us” “our” and the “Company” refer to NCI Building Systems, Inc. and its wholly owned and majority owned subsidiaries, unless we specifically state otherwise or the context indicates otherwise.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

OUR COMPANY

We are one of North America’s largest integrated manufacturers and marketers of external building products for the commercial, residential, and repair & remodel construction industries. We design, engineer, manufacture and market external building products through our three operating segments following the Merger: Commercial, Siding, and Windows.

In our Commercial segment, we manufacture and distribute extensive lines of metal products for the nonresidential construction market under multiple brand names through a nationwide network of plants and distribution centers. We offer a number of advantages over traditional construction alternatives, including shorter construction time, more efficient use of materials, lower construction costs, greater ease of expansion and lower maintenance costs. Our Commercial segment also provides metal coil coating services for commercial and construction applications, servicing both internal and external customers. We sell our Commercial segment products for both new construction and repair and retrofit applications.

In our Siding segment, our principal products include vinyl siding and skirting, steel siding, vinyl and aluminum soffit, aluminum trim coil, aluminum gutter coil, aluminum gutters, aluminum and steel roofing accessories, cellular PVC trim and mouldings, J-channels, wide crown molding, window and door trim, F-channels, H-molds, fascia, undersill trims, outside/inside corner posts, rain removal systems, injection molded designer accents such as shakes, shingles, scallops, shutters, vents and mounts, vinyl fence, vinyl railing, engineered slate and cedar shake roofing, and stone veneer in the United States and Canada.

1

In our Windows segment, our principal products include vinyl, aluminum-clad vinyl, aluminum, wood and clad-wood windows and patio doors and steel, wood, and fiberglass entry doors that serve both the new construction and the home repair and remodeling sectors in the United States and Canada. We continue introducing new products to the portfolio which allow us to enter or further penetrate new distribution channels and customers.

The breadth of our product lines and our multiple price point strategy enable us to target multiple distribution channels (wholesale and specialty distributors, retailers and manufactured housing) and end user markets (new construction and home repair and remodeling) in both our Siding and Windows segments.

At a Special Meeting of our shareholders held on November 15, 2018 (the “Special Shareholder Meeting”), our shareholders approved (i) the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Ply Gem Parent, LLC, a Delaware limited liability company (“Ply Gem”), and for certain limited purposes set forth in the Merger Agreement, Clayton, Dubilier & Rice, LLC, a Delaware limited liability company, pursuant to which, at the closing of the merger, Ply Gem was merged with and into the Company, with the Company continuing its existence as a corporation organized under the laws of the State of Delaware (the “Merger”) and (ii) the issuance in the Merger of 58,709,067 shares of the Company common stock, par value $0.01 per share in the aggregate, on a pro rata basis, to the holders of all of the equity interests in Ply Gem (the “Stock Issuance”), including the selling stockholders named herein. The Merger was consummated on November 16, 2018 pursuant to the Merger Agreement.

Our principal executive offices are located at 5020 Weston Parkway, Suite 400, Cary, North Carolina, and our telephone number at that location is (888) 975-9436.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Where You Can Find More Information,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q as well as our Transition Report on Form 10-QT, filed with the SEC on February 11, 2019, and our Current Report on Form 8-K, filed with the SEC on February 19, 2019. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and some of the documents we have incorporated herein and therein by reference include statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. In some cases, our forward-looking statements can be identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.

2

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking information, including any earnings guidance, if applicable. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations and the related statements are subject to risks, uncertainties, and other factors that could cause the actual results to differ materially from those projected. These risks, uncertainties, and other factors include, but are not limited to:

•	industry cyclicality and seasonality and adverse weather conditions;
•	challenging economic conditions affecting the nonresidential construction industry;
•	downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit;
•	volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets;
•	inability to successfully develop new products or improve existing products
•	the effects of manufacturing or assembly realignments;
•	changes in laws or regulations;
•	the effects of certain external domestic or international factors that we may not be able to control, including war, civil conflict, terrorism, natural disasters and public health issues;
•	our ability to obtain financing on acceptable terms;
•	recognition of goodwill or asset impairment charges;
•	commodity price volatility and/or limited availability of raw materials, including steel, PVC resin and aluminum;
•	retention and replacement of key personnel;
•	increases in union organizing activity and work stoppages at our facilities or the facilities of our suppliers;
•	our ability to employ, train and retain qualified personnel at a competitive cost;
•	enforcement and obsolescence of our intellectual property rights;
•	changes in foreign currency exchange and interest rates;
•	costs and liabilities related to compliance with environmental laws and environmental clean-ups;
•	changes in building codes and standards;
•	potential product liability claims, including class action claims and warranties, relating to products we manufacture;
•	competitive activity and pricing pressure in our industry;
•	the credit risk of our customers;
•	the dependence on a core group of significant customers in our Windows and Siding segments;
•	operational problems or disruptions at any of our facilities, including natural disasters;
•	volatility of the Company’s stock price;
•	our ability to make strategic acquisitions accretive to earnings;
•	our ability to carry out our restructuring plans and to fully realize the expected cost savings;
•	significant changes in factors and assumptions used to measure certain of Ply Gem’s defined benefit plan obligations and the effect of actual investment returns on pension assets;
•	volatility in transportation, energy and freight prices;
•	the adoption of climate change legislation;
•	limitations on our net operating losses and payments under Ply Gem’s tax receivable agreement;
•	breaches of our information system security measures;
•	damage to our major information management systems;
•	necessary maintenance or replacements to our enterprise resource planning technologies;
•	potential personal injury, property damage or product liability claims or other types of litigation;
•	compliance with certain laws related to our international business operations;
•	the effect of tariffs on steel imports;

3

•	the cost and difficulty associated with integrating and combining the businesses of NCI and Ply Gem;
•	potential write-downs or write-offs, restructuring and impairment or other charges required in connection with the Merger;
•	potential claims arising from the operations of our various businesses arising from periods prior to the dates they were acquired;
•	substantial governance and other rights held by our significant shareholders;
•	the effect on our common stock price caused by transactions engaged in by our significant shareholders, our directors or executive officers;
•	our substantial indebtedness and our ability to incur substantially more indebtedness;
•	limitations that our debt agreements place on our ability to engage in certain business and financial transactions;
•	the effect of increased interest rates on our ability to service our debt; and
•	downgrades of our credit ratings.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that we have incorporated by reference, including those described under the caption “Risk Factors” in Item 1A of our most recent annual report on Form 10-K, our Transition Report on Form 10-QT and our Current Report on Form 8-K, filed with the SEC on February 19, 2019, and subsequently filed quarterly reports on Form 10-Q. We expressly disclaim any obligations to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations unless the securities laws require us to do so.

4

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders identified in this prospectus, their pledgees, donees, transferees or other successors in interest. The selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock. See “Selling Stockholders.”

GENERAL DESCRIPTION OF THE COMMON STOCK THAT
THE SELLING STOCKHOLDERS MAY SELL

The following is a description of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and sixth amended and restated by-laws (“By-Laws”). The following descriptions of our capital stock and provisions of the Certificate of Incorporation and By-Laws are summaries of their material terms and provisions and are qualified by reference to the Certificate of Incorporation and By-Laws. The descriptions do not purport to be complete statements of the provisions of the Certificate of Incorporation and By-Laws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms part. You must read those documents for complete information on the terms of our capital stock.

Our authorized capital stock consists of:

•	200,000,000 shares of common stock, $.01 par value per share, of which 125,475,859 shares were issued and outstanding as of February 5, 2019; and
•	1,000,000 shares of Convertible Preferred Stock, $1.00 par value per share, of which no shares were issued and outstanding as of the date of this prospectus.

The shares of common stock registered hereby were issued to the selling stockholders pursuant to the Stock Issuance.

The following summary of certain provisions of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and By-Laws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms part.

Common Stock

Holders of common stock are entitled to one vote per share on any matter submitted to the vote of stockholders. Cumulative voting is prohibited in the election of our directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors of the Company (the “Board of Directors”) out of funds legally available therefor. Subject to the rights of the holders of any outstanding series of preferred stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holder or holders of a majority of the stock of the corporation entitled to vote generally in the election of directors. The holders of common stock, as such, shall not be entitled to vote on any amendment to our Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware.

5

The common stock is not redeemable, does not have any conversion rights and is not subject to call. If we are liquidated, dissolved or wound up, the holders of common stock will be entitled to a pro rata share in any distribution to stockholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding shares of our preferred stock. Except as otherwise provided in our stockholders’ agreement, holders of shares of common stock have no preemptive rights to maintain their respective percentage of ownership in future offerings or sales of stock by us. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Under our Certificate of Incorporation, our Board of Directors by resolution may establish one or more additional series of preferred stock having such number of shares, designations, relative voting rights, dividend rates, redemption rights, liquidation rights, sinking fund provisions, conversion rights and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisition and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Business Combination Statute

Certain transactions with related stockholders may be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 of the DGCL prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder, unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination.

Our Certificate of Incorporation and By-Laws

Anti-Takeover Provisions. The provisions of our Certificate of Incorporation and By-Laws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

6

•	the Board of Directors be divided into three classes that are elected for staggered three-year terms;
•	stockholders may remove a director with or without cause, and only by the affirmative vote of the holder or holders of not less than 80% of our outstanding voting stock;
•	meetings of stockholders can be called only by the Chief Executive Officer, a majority of the entire Board of Directors or by the Secretary of the corporation at the written request of the holder or holders of 25% of our outstanding voting stock.

To be amended, these provisions require the affirmative vote of the holder or holders of not less than 80% of our outstanding voting stock.

Under our Certificate of Incorporation, our Board of Directors by resolution may establish one or more additional series of preferred stock having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of us.

Our Certificate of Incorporation contains a provision that allows the Board of Directors to evaluate factors other than the price offered when considering a proposed acquisition of us. The Certificate of Incorporation permits the Board of Directors to consider the social, legal and economic effects on our employees, suppliers, customers and the communities in which we operate. The Board of Directors can also consider any other factors it deems relevant, including not only the consideration offered in the proposed transaction relative to market price, but also our value in a freely negotiated transaction and in relation to the estimate by the Board of Directors of our future value as an independent entity. To be amended, this provision requires the affirmative vote of the holder or holders of not less than two-thirds of our outstanding voting stock.

Our By-Laws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of our stockholders. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, notice must be received at our principal executive offices not less than 90 or more than 120 days prior to the anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made by us.

The procedures also provide that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. For such stockholder’s notice to be timely, notice must also be received not less than 90 or more than 120 days before any annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting, is first made by us. Such notice must contain certain information specified in the By-Laws.

7

Liability of Directors; Indemnification. Our Certificate of Incorporation provides that a director will not be liable to us or our stockholders for acts or omissions as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware statutory or decisional law. Our By-Laws provide that each current or former director, officer or employee of ours, or each such person who is or was serving or who had agreed to serve another corporation, trust or other enterprise in any capacity at our request, will be indemnified by us to the full extent permitted by law for liability arising from such service. Our By-Laws require us to advance expenses incurred in defending a civil or criminal action, suit or proceeding, so long as the person undertakes in writing to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, we purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or each such person who was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his status as such, whether or not we would have the power or the obligation to indemnify him against such liability.

Amendment. Our Certificate of Incorporation provides that the affirmative vote of the holder or holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of the certificate of incorporation relating to the number, election and term of our directors; and the removal of directors. Our Certificate of Incorporation further provides that our By-Laws may be amended by the Board of Directors or by the affirmative vote of the holder or holders of at least two-thirds of the outstanding shares of voting stock, voting together as a single class.

Dividend Policy

We do not currently intend to pay dividends on our common stock in the foreseeable future and currently intend to retain any earnings for use in our business. Our Board of Directors will determine whether we will pay future dividends on our common stock. Any payment of cash dividends in the future will depend upon our financial condition, our capital requirements and earnings, any applicable contractual restrictions on our ability to pay dividends and such other factors our board may deem relevant. The agreements governing our existing indebtedness limit our ability to pay dividends.

Stockholders Agreement and Registration Rights Agreement

For information regarding the stockholders agreement and registration rights agreement between us and the selling stockholders named herein, see our Current Report on Form 8-K, filed with the SEC on November 20, 2018 incorporated herein by reference.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Computershare Investor Services Inc.

Listing

Our common stock is listed on the NYSE under the symbol “NCS.”

8

SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part has been filed in order to permit the selling stockholders to resell to the public shares of our common stock they currently own or any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We and the selling stockholders are parties to a registration rights agreement, and under the terms of this agreement, we will pay all expenses of the registration of their shares of our common stock, including SEC filing fees, except that the selling stockholders will pay all underwriting discounts and selling commissions, if any.

The selling stockholders identified below may resell the common stock that are the subject of this prospectus in the manner contemplated under the “Plan of Distribution” or as otherwise permitted by applicable law.

The table below sets forth certain information known to us, derived from a general statement of acquisition of beneficial ownership on Schedule 13D filed on November 23, 2018 with respect to the selling stockholders and other related entities. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” When we refer to the selling stockholders in this prospectus, we mean the entities listed in the table below, as well as their pledgees, donees, assignees, transferees, and successors in interest.

In the table below, the percentage of shares beneficially owned is based on 125,475,859 shares of our common stock outstanding as of February 5, 2019. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Shares Beneficially Owned				Shares Beneficially Owned After Sale of All Shares Offered Hereby
Name of Beneficial Owner	Number	Percentage	Number Shares Registered Hereby	Number	Percentage
Selling stockholders (1)	16,739,403	13.34%	16,739,403	—	—

(1)	Unless otherwise indicated, Atrium Intermediate Holdings, LLC (“Atrium Intermediate”) and GGC BP Holdings, LLC (“GGC BP”) are referred to collectively as the “selling stockholders.”

9

Golden Gate Capital Opportunity Fund, L.P. (“GGCOF”), Golden Gate Capital Opportunity Fund-A, L.P. (“GGCOF-A”), GGCOF Co-Invest, L.P. (“GGCOF Co-Invest”), GGCOF Executive Co-Invest, L.P. (“Executive Co-Invest”) and GGCOF IRA Co-Invest, L.P. (“IRA Co-Invest”, together with GGCOF, GGCOF-A, GGCOF Co-Invest and Executive Co-Invest, the “Funds”) hold all of the equity interests in GGC BP.

Atrium Window Holdings, LLC (“Atrium Holdings”) and Atrium Window Parent, LLC (“Atrium Parent”) are the members of Atrium Intermediate. Atrium Parent is the controlling unitholder of Atrium Holdings. GGC Atrium Window Holdings, LLC (“GGC Atrium”) is the controlling unitholder of Atrium Parent. GGC BP is the controlling unitholder of GGC Atrium.

GGC Opportunity Fund Management, L.P. (“Fund GP”) is the general partner of each of GGCOF and GGCOF-A. GGC Opportunity Fund Management GP, Ltd. (“Ultimate GP”) is the general partner of Fund GP. GGCOF Co-Invest Management, L.P. (“Co-Invest GP”) is the general partner of GGCOF Co-Invest, IRA Co-Invest and Executive Co-Invest. Fund GP is the general partner of Co-Invest GP.

Ultimate GP is governed by its board of directors and has ultimate voting and dispositive authority over the ownership interests of the following entities in the Company: GGC BP, Atrium Holdings, Atrium Intermediate, Atrium Parent and GGC Atrium (collectively, the “Atrium Entities”). Each of the Atrium Entities, the Funds, Fund GP and Co-Invest GP has shared dispositive power with each other with respect to the Common Stock.

The address for the selling stockholders, Atrium Holdings, Atrium Parent, GGC Atrium, the Funds, Fund GP, Ultimate GP and Co-Invest GP is c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 39th Floor, San Francisco, California 94111.

PLAN OF DISTRIBUTION

General

The selling stockholders may sell the shares of our common stock covered by this prospectus and any accompanying prospectus supplement, if required, in accordance with the terms of the stockholders agreement and registration rights agreement, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changes, market prices prevailing at the time of sale, prices related to the prevailing market prices or negotiated prices.

The selling stockholders may use one or more of the following methods when selling securities:

•	underwritten transactions;
•	privately negotiated transactions;
•	sales through the NYSE or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;
•	sales in the over-the-counter market;
•	“at the market” to or through market makers or into an existing market for the securities or an exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

10

•	block trades (which may involve crosses) in which a broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•	exchange distributions and secondary distributions
•	short sales and delivery of shares of common stock to close out short positions;
•	by pledge to secure debts and other obligations, including sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;
•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the terms of the offering;
•	the names of any underwriters or agents,
•	the names of any managing underwriter or underwriters;
•	the amount of securities underwritten or purchased by any underwriter or underwriters;
•	the purchase price of the securities;
•	any delayed delivery arrangements;
•	any over-allotment options under which underwriters may purchase additional common stock from the selling stockholders;
•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensations;
•	any public offering price and the proceeds to the selling stockholders;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder or the Company, such member, partner or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

11

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from the selling stockholders. We will provide information regarding any such option to purchase additional shares of common stock from the selling stockholders in the applicable prospectus supplement. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the selling stockholders, as applicable.

If dealers are used in the sale of securities offered through this prospectus, the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Direct Sales and Sales through Agents

The selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the prospectus supplement indicates, the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

12

At-the-Market Offerings

The selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, they will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between the selling stockholders, on the one hand, and the underwriters or agents, on the other. If the selling stockholders engage in at-the-market sales pursuant to any such agreement, the selling stockholders will sell securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, the selling stockholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Market Making, Stabilization and Other Transactions

Any underwriter may over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act of 1934 (the “Exchange Act”). Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

13

In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of our common stock, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

The selling stockholders may also make sales through the Internet or through other electronic means. Since the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with the selling stockholders, to indemnification by the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses. In no event will the total amount of compensation paid to the agents, underwriters and dealers upon completion of any offering exceed 8.0% of the gross proceeds of such offering.

The selling stockholders and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

14

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Securities the Exchange Act (Commission File No. 001-14315). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Materials also may be obtained from the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. Our filings are also available to the public at our website (http://www.ncibuildingsystems.com). The information on our website and any other website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus. In addition, documents filed by us can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You may also request a copy of our filings by contacting our Investor Relations Department at: (888) 975-9436 or by writing to us at 5020 Weston Parkway, Suite 400, Cary, North Carolina, Attention: Investor Relations.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (File No. 001-14315) and any future filings we make with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed or otherwise terminated (other than information that is furnished and not deemed filed under the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended October 28, 2018 (as amended by Amendment no. 1 thereto);
•	our Transition Report on Form 10-QT for the transition period from October 29, 2018 to December 31, 2018;
•	our Current Reports on Form 8-K filed November 5, 2018, November 20, 2018 (as amended by Amendments no. 1 and 2 thereto), January 7, 2019, January 11, 2019, January 17, 2019, January 28, 2019 and February 19, 2019; and
•	the description of our common stock contained in our Form 8-A/A, filed on June 25, 1999, and any subsequent amendment thereto filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to our Investor Relations Department at (888) 975-9436 or by writing to us at 5020 Weston Parkway, Suite 400, Cary, North Carolina, Attention: Investor Relations.

15

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon by Debevoise & Plimpton LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of NCI Building Systems, Inc. at October 28, 2018 and October 29, 2017, and for each of the three years in the period ended October 28, 2018, appearing in NCI Building Systems, Inc.’s Current Report on Form 8-K dated February 19, 2019, and the effectiveness of NCI Building Systems, Inc.'s internal control over financial reporting as of October 28, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ply Gem Holdings, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The expenses shown, with the exception of the SEC registration fee, are estimates of expenses payable by us in connection with the filing of the registration statement and offering of common stock hereunder:

Securities and Exchange Commission registration fee	$15,763.90
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Printing and engraving expenses	*
Listing fees	*
FINRA filing fee	*
Miscellaneous	*
Total	*

*	Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

ITEM 15. Indemnification of Directors and Officers

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

II-1

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and By-Laws

Our Certificate of Incorporation provides that a director will not be liable to us or our stockholders for acts or omissions as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware statutory or decisional law. Our By-Laws provide that each current or former director, officer or employee of ours, or each such person who is or was serving or who had agreed to serve another corporation, trust or other enterprise in any capacity at our request, will be indemnified by us to the full extent permitted by law for liability arising from such service. Our By-Laws require us to advance expenses incurred in defending a civil or criminal action, suit or proceeding, so long as the person undertakes in writing to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, our By-Laws authorize us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or each such person who was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his status as such, whether or not we would have the power or the obligation to indemnify him against such liability.

We have entered into written indemnification agreements with our directors and certain of our officers. Under these agreements, if an officer or director makes a claim of indemnification to us, the Company shall indemnify such person to the fullest extent permitted by law as soon as practicable but no later than 30 days after the written demand is presented to the Company. This obligation is subject to the condition that a reviewing party consisting of a member or members of our Board of Directors or independent legal counsel shall not have determined that the officer or director, as the case may be, would not be permitted to be indemnified under applicable law.

Please read “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

ITEM 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated July 17, 2018, by and among Ply Gem Parent, LLC, NCI Building Systems, Inc. and solely for the purposes of Section 6.1(e), 6.5(a)(i), 6.5(a)(ii), 6.5(a)(iv), 6.5(b) and 6.5(c), Clayton, Dubilier and Rice, LLC. (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated July 19, 2018 and incorporated by reference herein)

2.2	Unit Purchase Agreement, dated January 12, 2019, by and among Environmental Materials, LLC, the Members of Environmental Materials, LLC, Charles P. Gallagher and Wayne C. Kocourek, solely in their capacity as the Seller Representative, and NCI Building Systems, Inc. (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated January 17, 2019 and incorporated by reference herein)

II-2

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of NCI Building Systems, Inc. (filed as Exhibit 3.2 to NCI’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein)

3.2	Sixth Amended and Restated By-laws of NCI Building Systems, Inc., effective as of November 16, 2018 (filed as Exhibit 3.1 to NCI’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein)

4.1	Form of certificate representing shares of NCI’s common stock (filed as Exhibit 4.1 to Amendment No. 1 to NCI’s registration statement on Form S-3 filed with the SEC on September 2, 1998 and incorporated by reference herein).

4.2	Stockholders Agreement, dated November 16, 2018, by and among NCI Building Systems, Inc., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Pisces Holdings, L.P., Atrium Intermediate Holdings, LLC, GGC BP Holdings, LLC and AIC Finance Partnership, L.P. (filed as Exhibit 10.1 to NCI’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein)

4.3	Registration Rights Agreement, dated November 16, 2018, by and among NCI Building Systems, Inc., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Pisces Holdings, L.P., Atrium Intermediate Holdings, LLC, GGC BP Holdings, LLC, AIC Finance Partnership, L.P. (filed as Exhibit 10.2 to NCI’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein)

5.1**	Opinion of Debevoise & Plimpton LLP as to the legality of the securities being registered.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of KPMG LLP with respect to the consolidated financial statements of Ply Gem.

23.3**	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page).

*	NCI Building Systems, Inc. will file by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Filed herewith.

ITEM 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II-3

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-4

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(7)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, North Carolina, on February 19, 2019.

NCI BUILDING SYSTEMS, INC.

By:	/s/ James S. Metcalf
James S. Metcalf
Chairman of the Board and Chief Executive Officer

II-6

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Metcalf and Todd R. Moore and each of them his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate or advisable in connection with any or all of the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 19, 2019.

Name	Title

/s/ James S. Metcalf	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
James S. Metcalf

/s/ Shawn K. Poe	Chief Financial Officer (Principal Financial Officer)
Shawn K. Poe

/s/ Brian Boyle	Chief Accounting Officer (Principal Accounting Officer)
Brian Boyle

/s/ Kathleen J. Affeldt	Director
Kathleen J. Affeldt

/s/ George L. Ball	Director
George L. Ball

/s/ Gary L. Forbes	Director
Gary L. Forbes

/s/ John J. Holland	Director
John J. Holland

/s/ Lawrence J. Kremer	Director
Lawrence J. Kremer

/s/ John Krenicki	Director
John Krenicki

/s/ George Martinez	Director
George Martinez

II-7

/s/ Timothy O’Brien	Director
Timothy O’Brien

/s/ Nathan K. Sleeper	Director
Nathan K. Sleeper

/s/ Jonathan L. Zrebiec	Director
Jonathan L. Zrebiec

II-8